SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549


                                FORM 8-K


                             CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange

                               Act of 1934




    Date of Report March 12, 2008       Commission File Number 1-3647
                  ------------------                          --------
       (Date of earliest event reported)



                             J.W. Mays, Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


                      New York                         11-1059070
           ----------------------------           --------------------
           (State or other jurisdiction           (I.R.S. Employer
                 of incorporation)                 Identification No.)


          9 Bond Street,  Brooklyn,  New York          11201-5805
        ----------------------------------------       ----------
        (Address of principal executive offices)       (Zip Code)


    (Registrant's telephone number, including area code) 718-624-7400
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                                                 This Report Contains 4 Pages.

 Item 2.02   Results of Operations and Financial Condition.


J. W. Mays, Inc. issued a press release on March 12, 2008, reporting its financial results for the three and six months ended January 31, 2008. The press release reported revenues for the three and six month periods ended January 31, 2008, and net (loss) for the three-month period and the six-month period ended January 31, 2008, and provided a comparison for revenues and net (loss) to the three and six month periods ended January 31, 2007.

A copy of the press release is attached to this Form 8-K as Exhibit 99(i).

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         J. W. MAYS, INC.
                                                    ---------------------------
                                                           (Registrant)



Dated:  March 13, 2008                            By:  Mark Greenblatt
        ----------------                            ---------------------------
                                                    Mark Greenblatt
                                                    Vice President
                                                    Principal Financial Officer

Press Release
                                                                  Exhibit 99(i)


                        J. W. MAYS, INC.
                     REPORTS ON OPERATIONS
   FOR THE SECOND QUARTER AND SIX MONTHS ENDED JANUARY 31, 2008



J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2008.

Revenues for the three months ended January 31, 2008 were $3,735,444 compared to revenues of $3,390,563, in the comparable 2007 three month period, while revenues for the current six months were $7,212,651 compared to revenues of $6,707,261 in the comparable 2007 six months.

Net loss for the three months ended January 31, 2008 was ($244,680), or ($.12) per share, compared to net loss of ($8,764), or ($.00) per share, in the comparable 2007 three month period.

Net loss for the six months ended January 31, 2008 was ($280,818), or ($.14) per share, compared to net loss of ($186,660), or ($.09) per share, in the comparable six month period.



                                     *  *  *




Dated:   March 12, 2008




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